UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 15, 2010

SYMBOLLON PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-22872	36-3463683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 West Street, Suite J, Medfield, Massachusetts 02052
(Address of principal executive offices)    (Zip Code)

(508) 242-7500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2010, the Company’s Board of Directors expanded the Board to eight members by appointing three new directors.  The new directors are:

Kelly Black-White, 50 – Ms. Black-White is the president of Premier Funding Services, Inc. and Premier Media Services, Inc.  She specializes in providing investor and public relations services to small cap market companies, including Symbollon.

Yongjun Duan, 52 – Dr. Duan is the founder and Chairman of the Board of Xi’an Maidelfa Pharmaceutical Co., Ltd., a fully-integrated pharmaceutical company currently marketing products to the dairy and aquaculture markets in China.  Dr. Duan previously served as the director of research and development of Symbollon.

Timothy Kane, 49 – Mr. Kane is the Chief Operating Officer of McSweeney & Ricci Insurance Agency, Inc., the 14th largest independent insurance brokerage agency in Massachusetts.  McSweeney & Ricci has provided Symbollon insurance brokerage services.

The Company granted each of the new director 500,000 shares of Class A common stock.  The shares will vest one-half each of the next two anniversaries of the grant date.  Each director will also participate in the Company’s nonemployee director stock option plan which will provide each director annually with an option to purchase 10,000 shares of the Company’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 21, 2010
SYMBOLLON PHARMACEUTICALS, INC.

By:   /s/ Paul C. Desjourdy
Paul C. Desjourdy
President, Chief Executive Officer and Chief Financial Officer